Exhibit 10.1 Pursuant to Item 601 of Regulation S-K, certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder ** SUPPLY AGREEMENT This Agreement 30th day of September, 2022 Effective Date Buyer Seller Parties Party . In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows: 1. TERM. Except to the extent earlier terminated pursuant to the terms hereof, the term of this Agreement shall commence on the Effective Date and end on December 31, 2028; provided, that if Seller has not Delivered (as hereinafter defined) all of the Railcars (as hereinafter defined) ordered by Buyer hereunder on or before such end date, this Term . 2. PURCHASE COMMITMENT AND QUANTITY. 2.1. Base Order Quantity. Except to the extent earlier terminated pursuant to the terms hereof, (i) Buyer hereby commits to purchase during the Term a total of Base Order Quantity such commitment, and (ii) Seller agrees to manufacture, sell and Deliver to Buyer during the Term the 15,000 Railcars as ordered by Buyer. 2.2. Additional Railcars and Cost Policy Review. Buyer and Seller agree to meet either electronically or in-person during the fourth calendar quarter of each year of the Term (or at some other time mutually agreeable to the Parties) to discuss production for the following Order Year defined below) ( Production and Cost Policy Review Meeting . Buyer shall have the option (but not the obligation) to purchase up to an additional five hundred (500 Additional Railcar Yearly Cap Order Year Additional Railcars year-by-year basis, scheduled to Deliver during the Term at the earliest available Delivery slot current backlog Additional Railcar Option notice in accordance with Section 9.1.4. From October 1 through December 31 of each Order Year, Buyer shall have the option (but not the obligation) to exercise one or more Additional Railcar Options. At least thirty (30) days (but not more than sixty (60) days) prior to each Production and Cost Policy Review Meeting, Seller shall provide Buyer with a then-current

2 Policy which have occurred since Seller last provided Buyer with a copy of olicy. If Buyer reasonably objects to any such changes in and the Parties cannot resolve such objection, Seller shall and Seller shall promptly issue a refund or credit, as applicable, to Buyer within ten (10) business days in the full amount of any discrepancy caused by . 2.3. Notwithstanding anything to the contrary contained herein, Buyer shall not be required to purchase, and Seller shall not be required to manufacture, sell and Deliver, any Railcars in excess of (i) the Base Order Quantity or (ii) in the event any Additional Railcar Options are exercised, the applicable amount of Additional Railcars in addition to the Base Order Quantity, under the terms of this Agreement. 3. RAILCARS AVAILABLE FOR PURCHASE. 3.1. Except to the extent the Parties mutually agree in writing to remove such Railcar or Railcar Type from Exhibit A or Exhibit B (as applicable), Seller shall make available for sale, and Buyer may Order and shall purchase, Railcars consisting of one or more of (i) the types of Railcar listed in Exhibits A and Railcar Types ; (ii) the Modified Railcars; (iii) those Railcars and Railcar Types, if any, that are added to Exhibits A or B after the Effective Date by mutual written agreement of the Parties; and (iv) any railcar or railcar type that Seller or any Seller Affiliate offers for sale to any Third Party (for the avoidance of doubt, (a) to the extent any such railcar or railcar type is not included on the Margin Schedule railcar or railcar type will receive the Margin associated with the Railcar or Railcar Type that the Parties mutually agree has the most similar characteristics to such railcar or railcar type and (b) Exhibit A or B (as applicable) shall be amended without further action by the Parties to include such railcar or railcar type; provided, that if such railcar or railcar type is a tank car, it shall be added to Exhibit A and assigned to the applicable Exhibit A Pricing Group (defined below), which assignment shall be determined by adding such railcar or railcar type to the Exhibit A Pricing Group that has other Railcars that have the most similar characteristics to such railcar or railcar type) Railcars , Railcar avoidance of doubt, each unit within an articulated or drawbar-coupled string of railcars shall be considered a single Railcar for all purposes hereunder. 3.2. Buyer may purchase from Seller hereunder, Railcar Types (i) that, on or after the Effective Date, [*****] (each of the foregoing described in clauses (i) and (ii) above, Modified Railcar Modified Railcars and Exhibit A and/or B, respectively, shall be amended without further action by the Parties to include each such Modified Railcar. If a Modified Railcar is a [*****] Exhibit A Pricing Group determined by adding the Modified Railcar to the Exhibit A Pricing Group that

3 has other Railcars that have the most similar characteristics to the Modified Railcar. 3.3. For purposes of this Agreement: 3.3.1. Third Party or (ii) an Affiliate (as hereinafter defined) of a Party to this Agreement; 3.3.2. Affiliate ean, with respect to any Person, any other Person controlling, controlled by, or under common control with the first Person. 3.3.3. Control directly, of the power to direct or cause the direction of the management or the policies of a Person, whether through the ownership of at least 51% of the voting securities, by contract or otherwise; and 3.3.4. Person mited partnership, limited liability company, trust, business trust, estate, corporation, custodian, trustee, executor, administrator, nominee, business trust, registered limited liability partnership, association, government, governmental subdivision, governmental agency, governmental instrumentality and any other legal or commercial entity in its own or in a representative capacity. 4. SPECIFICATION. 4.1. With respect to each Railcar Type set forth on Exhibits A and B as of the Effective Date, including a Railcar Type added pursuant to Section 3 hereof or by mutual agreement of the Parties after the Effective Date, the applicable Railcar Specification -current standard specification as of rder Confirmation (as hereinafter defined) for Seller Specification configuration alternatives requested by Bu consent not to be unreasonably withheld or delayed) specified in the applicable Alternates Orders (as defined in Section 9.8), if applicable. The Seller Specification shall not provide for, and Seller may not use, non-new parts (other than non-new Buyer-Supplied Components) on Railcars manufactured for Buyer hereunder tten consent. 4.2. As of the Effective Date, Seller has provided a copy of the Seller Specification for each Railcar Type set forth on Exhibits A and B to Buyer (and, in the case of Railcar Types added to Exhibits A or B after the Effective Date, a copy will be promptly provided to Buyer after such Railcar Type is added to the applicable Exhibit). Seller may reasonably modify the Seller Specification from time to time during the Term, which updates to the Seller Specification shall be identifiable by revision

4 date and version number and copies of which will be made available to Buyer upon Notwithstanding the foregoing, at least sixty (60) days prior to implementation, Seller shall notify Buyer in writing and provide a copy of any updated Seller Specification that would reasonably be considered a significant or material change to such Seller Specification, e.g., structural changes to the Railcar Type, changes in Component manufacturer, make or model, and changes to safety systems. 5. RAILCAR PRICING. 5.1. Pricing for Railcars Listed on Exhibit A and Exhibit B. 5.1.1. Price for Railcars listed on Exhibit A or Exhibit B Estimated Base Sales Price or Exhibit B shall be calculated by [*****] Price listed on Exhibit A or Exhibit B shall equal [*****]. 5.1.2. Invoice Price for Railcars on Exhibit A or Exhibit B Invoice Price or Exhibit B shall be either [*****]. 5.1.3. [*****] 5.1.3.1.[*****] (a) [*****] (b) [*****] (c) [*****] 5.1.3.2.[*****] 5.2. [*****] 5.3. Pricing Examples. The Parties agree that the pricing examples dated as of the Effective Date reflect the methodology by which calculations shall be made for Railcar pricing pursuant to Section 5, Section 6 and Section 9.7 hereunder. 6. . 6.1. Except as otherwise expressly provided herein, all Cost Accounting Policy and Procedure, dated and current as of the Effective Date ; [*****]

5 6.1.1. Seller may modify Se with any changes in U.S. generally accepted accounting procedures (GAAP), international financial reporting standards (IFRS) or other applicable accounting regulatory mandates. 6.1.2. [*****] 6.1.3. 6.1.1, [*****], Seller shall promptly provide an updated copy (which shall indicate the , which shall replace the pr of such revision without further action of the Parties. 6.1.4. in the event of any conflicts between this Agreement and the Sel Policy, the terms of this Agreement shall control. 6.2. or lining, an amount equal to [*****] for such Railcar. 6.3. [*****] Components Railcars, wheels, axles, sideframes, bolsters, couplers, draft gear, air brake equipment, bearings and yokes and, as applicable for certain Railcar Types, heads, nozzles, valves, fittings, gates, hatches and doors. [*****]. 7. THIRD PARTY REVIEW ompliance with Sections 5 and 6 of this Third Party Review , and the terms and conditions of such Third Party Review are set forth on Exhibit F attached hereto. 8. [*****] 9. ORDERS. 9.1. Order Quantities. 9.1.1. Order Year (i) for tank cars on Exhibit A, January 1, 2024 through December 31, 2024 for the first Order Year, and thereafter each following period of twelve (12) consecutive months and (ii) for freight cars on Exhibit B or Exhibit A Unscheduled Cars (defined in Section 9.6.2 below), the Effective Date through December 31, 2023 for the first Order Year (which is greater than twelve (12) consecutive months), and thereafter each following period of twelve (12) consecutive months. The final Order Year during the Term of this Agreement shall be from January 1, 2028 through December 31, 2028.

9.1.2. Buyer shall place orders for tank cars from Exhibit A that will be scheduled to Deliver at the rate of [*****] per month between the months of January 2024 through December 2028, inclusive, (as applicable for any particular month, the "Monthly Order Quantity") for a total of [*****] ("Scheduled Cars").

9.1.3. During each Order Year, Buyer will order [*****], which can be a mix of either tank cars or freight cars from Exhibits A and B for a total of [*****] ("Unscheduled Cars"); provided, that in any given Order Year, Buyer (i) may, but is not obligated to, order up to [*****] Unscheduled Cars as Exhibit A Unscheduled Cars (as defined in Section 9.6.2) in accordance with Section 9.6.2 and (ii) will order at least [*****] Unscheduled Cars as Exhibit B Unscheduled Cars (as defined in Section 9.6.2) in accordance with Section 9.6.2. For clarity, Buyer shall have no obligation to order any Unscheduled Cars during the Term after the conclusion of the final Order Year, which shall conclude on December 31, 2028.

9.1.4. Upon Buyer's written request, in any Order Year Buyer may Order Additional Railcars by electing to exercise Additional Railcar Options up to the Additional Railcar Yearly Cap. In the event that an Additional Railcar Option is exercised, Buyer shall (in Buyer's sole discretion) place one (1) or more Orders for Additional Railcars up to the Additional Railcar Yearly Cap that will be added to Seller's next available production slots and added to Buyer's Delivery Schedule, in accordance with Section 9.3 and Section 9.6. For the avoidance of doubt, Additional Railcars can be a mix of either tank cars or freight cars from Exhibits A and B.

9.2. **Production Slot Allocation for Scheduled Cars**. Seller shall schedule [*****] production slots in each month for the months of January 2024 through December 2028, inclusive, for Scheduled Cars ("Allocated Production Slots"). Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Seller will have no obligation to schedule more than (x) [*****] Allocated Production Slots in any one month for the months of January 2024 through December 2028, inclusive, during the Term. For the avoidance of doubt, accepted Orders for Unscheduled Cars are not eligible for Allocated Production Slots and shall not impact the scheduling or Delivery of Scheduled Cars in accordance with Section 9.6.1.

9.3. **Unscheduled Cars and Additional Railcars**. Buyer's Order(s) accepted by Seller's Order Confirmation for Unscheduled Cars (other than Exhibit A Unscheduled Cars) and/or Additional Railcars (if any) will be placed in the next available production slot in Seller's then current backlog. Buyer's obligation to Order the **[*****]** Unscheduled Cars per Order Year is firm and the duration of Seller's railcar backlog and the effect such backlog has on Delivery of Unscheduled Cars shall not permit Buyer to avoid placing its required Order per Order Year for Unscheduled Cars. [*****].

6

7 9.4. Quarterly Price Lists; Pricing Proposals. At the beginning of each Order Year, Seller and Buyer shall mutually agree to a list totaling [*****] Railcars from Exhibits A and B for which Seller shall provide Buyer with quarterly (or more updates Quarterly Price List In the event a Railcar is not listed on the Quarter provide Buyer with a written pricing proposal for the requested Railcars within ten (10) business days following such request, which pricing proposal shall be consistent with the terms of this Agreement. 9.5. Order Form. Each order submitted by Buyer shall be in the form set forth on Exhibit D attached hereto and shall be subject to the terms and conditions of this Order Each Order shall specify (i) the Railcar Type; (ii) the quantity of Railcars for each Railcar Type; (iii) any Alternates for the Railcars ordered; (iv) any new Buyer-Supplied Components that Buyer will be providing; (v) any non-new Buyer-Supplied Components that Buyer will be providing; and (vi) the price agreed upon by the Parties (if applicable pursuant to Section 5.1) for the Railcar(s) ordered. der that does not conform to the form set forth on Exhibit D. 9.6. Order Placement. 9.6.1. Orders for Scheduled Cars must be placed by Buyer [*****] (collectively, Scheduled Car Lead Times delivering each such Order per the instructions on the Order form. [*****]. Unless otherwise agreed by the Parties, such Orders for Scheduled Cars shall be (i) filled in the order in which they were placed, and (ii) Delivered by Seller within the final month of the applicable Scheduled Car Lead Times. Seller shall Deliver at least [*****]. If Buyer fails to place one or more Orders for all or any portion of the Scheduled Cars within the Scheduled Car Lead Times, Seller shall place the Order(s) for Buyer Default Scheduled Car Order Instructions J hereto; which Exhibit shall identify specific Railcar(s). Subject to Section 9.7 (unless otherwise agreed by the Parties), Buyer may update the Default Scheduled Car Order Instructions at any time by delivery of written notice to Seller, provided each such update identifies specific Railcars, in which case Exhibit J shall be amended without further action by the Parties to include such updated Default Scheduled Car Order Instructions in Exhibit J and such update shall be effective for all Orders following each such update. 9.6.2. Orders for Railcars on Exhibit B that constitute Unscheduled Cars Exhibit B Unscheduled Cars and orders for Additional Railcars will be placed by Buyer from time to time by delivering each such Order per the instructions on the Order form. In accordance with the procedures set forth in Section 9.6.3,

8 such Exhibit B Unscheduled Cars and/or Additional Railcars shall be added to Sell Schedule. [*****]. If Buyer fails to place one or more Orders for all or any portion of an Order Year Unscheduled Cars requirement by the first day of the last month of such Order Year, Seller shall place the Order for Buyer with Default Unscheduled Car Order Instructions J hereto; which Exhibit shall identify specific Railcar(s). Subject to Section 9.7 (unless otherwise agreed by the Parties), Buyer may update the Default Unscheduled Car Order Instructions at any time by delivery of written notice to Seller, provided each such update identifies specific Railcar(s), in which case Exhibit J shall be amended without further action by the Parties to include such updated Default Unscheduled Car Order Instructions in Exhibit J and such update shall be effective for all Orders following each such update. 9.6.3. an Order, and provided Seller has not rejected the Order pursuant to Section 9.7, Seller shall provide Buyer with an order confirmation, substantially in the form of Exhibit K and Confirmation Price for Railcars on Exhibits A or B and (ii) the month the Schedule Committed Delivery Month to Buyer. Within sixty (60) days prior to the first Railcar Delivery in a Committed Delivery Date Any change of both Buyer and Seller. 9.6.4. Each Order for Railcars that (i) complies with this Section 9, (ii) has been delivered to Seller in accordance with this Section 9, and (iii) has not been rejected by Seller within five (5) business days of its placement pursuant to Section 9.7, shall be deemed to have been accepted by Seller and shall represent a firm commitment by Seller to manufacture, sell, and Deliver, and for Buyer to purchase and take Delivery of, the Railcars specified in such Order in accordance herewith, regardless of whether Seller has complied with its obligation to return a signed Order Confirmation to Buyer in the time specified under Section 9.6.3. 9.6.5. Except to the extent the Parties otherwise mutually agree in a writing signed Order Confirmation, or other documentation by or from either Party relating to the subject matter of the Order or of this Agreement conflicts with or adds

9 to or supplements a term or condition of this Agreement, the terms or conditions of this Agreement shall control and the conflicting, additional or supplemental term or condition, as the case may be, shall be without force or effect with respect to such subject matter or Order. 9.7. Seller Order Delay/Rejection. [*****] Notwithstanding anything to the contrary in this Agreement, (1) Seller shall ensure that, during the Term of this Agreement, [*****]. [*****]. Railcar Family , as applicable, the grouping of Railcar Types on Exhibit B labeled [*****], respectively, as the case may be and including any amendments to Exhibit B and the Railcar families listed therein and any new groupings of Railcar Types that are added to Exhibit B and labeled as a new Railcar family. [*****] 9.8. Change Order. Buyer may request in writing a change in an Order specifying the particular Railcars quested change. Within ten (10) business days following receipt of such request, Seller shall provide Buyer with a Change Order Quote Change Order Change Order after receipt of the Change Order Quote. If Seller does not receive a timely Change be modified, and the affected Railcars shall be built in accordance with the original Specification and subject to the original Seller Order Confirmation Price. 9.9. Regulation-Mandated Changes. Seller will promptly notify Buyer of any changes or additions to the Seller Specification mandated by changes in the Regulations and provide to Buyer a copy of any such updated or additional Seller Specification. Any such changes or additions to the Specification that arise Delivery for such Railcar shall be treated as a Change Order in accordance with the procedures set forth in Section 9.8. 9.10. Lead Time Estimates. provide Buyer with its then-current estimate of the next available delivery dates for a Railcar Type as of the date of such request.

10 10. DELIVERY AND SHIPMENT. 10.1. Delivery and Title. 10.1.1. Unless otherwise agreed to in writing and signed by both Seller and Buyer, Delivery Deliver Delivered shall be defined as (i) in the case of Railcars manufactured in the United States, actual delivery of such Railcars manufactured in Mexico, actual delivery of such Railcars, F.O.B. site on the United States side of the border at a site to be mutually agreed between Buyer and Seller or, if no agreement has been reached by the time such Railcar is ready for Delivery, at a site on the United States side of the border determined by Seller. Unless otherwise agreed to in writing and signed by both Seller and Buyer, Buyer agrees to Delivery of all or any number of the Railcars as they are accepted pursuant to Section 11.1. 10.1.2. Subject to Section 10.1.3 below, exclusive ownership, rights of possession and control, and risk of loss to each Railcar manufactured by Seller, whether in the United States or Mexico, will pass to Buyer at the time of Delivery of such Railcar. 10.1.3. Unless otherwise agreed to in writing and signed by both Seller and Buyer, with respect to Railcars manufactured in Mexico, the acceptance of such Seller to ship such Railcars to Buyer for Delivery, and (ii) shall not transfer title or risk of loss of such Railcars until they have been Delivered by Seller to Buyer at the F.O.B. site on the United States side of the border set forth in Section 10.1.1 above. 10.2. request, Seller will place designated by Buyer to Seller and any resulting freight charges shall be for for the Railcars if Sell 10.3. [*****] 10.4. Force Majeure Events. 10.4.1. Seller shall not be liable for any delay or failure to perform in whole or in part Force Majeure Events to, restrictions or Regulations imposed by the federal or any state government or any subdivision or agency thereof or by acts of God; acts of Buyer, its officers, directors, employees, agents or contractors, including, but not limited

11 equipment or labor, including plans, drawings or engineers, which it has agreed to supply; war, preparation for war or the acts or interventions of naval or military executives or other agencies of government; acts of terrorists; blockade, sabotage, vandalism, malicious mischief, bomb scares, insurrection or threats thereof; rain that requires a shutdown of a substantial portion of painting/coating area of such facility prior to 12:00 noon (local time) on a regularly scheduled work day; landslides, hurricanes, earthquakes or other natural calamity; delays of subcontractors or of carriers by land, sea or air; delays due to changes in drawings or Specification; collisions or fires, floods, strikes, work stoppages, shortage of labor, lockouts or other industrial disturbances, accidents, casualties, shortages or late delivery of supplies (including, without limitation, fuel supplies) or raw materials (including, without limitation, steel) from usual sources at customary pricing, or other ontrol. 10.4.2. In the event of any Force Majeure Event, the Parties agree the date of Delivery or performance shall be extended for a period equal to the time lost by reason of the delay; provided, however, that if the period of delay exceeds one hundred eighty (180) days from the original Committed Delivery Date, Buyer may cancel the Delivery of such Railcar subject to the delay due to the Force Majeure Event. Any cancelled Railcar shall be treated as having been validly Base Order Quantity required under Section 2 and the applicable Monthly Order Quantity required under Section 9.1. If delivery of any items necessary for the Delivery of such Railcars is delayed by Buyer for more than thirty (30) days, Seller may adjust the Invoice Price payable hereunder to reflect the direct damages attributable to such delay (e.g., increases in cost of supplies, shipping and the like), but not to include indirect or consequential damages. Nothing hereunder shall require Seller to arrange for shipment and acceptance of any required materials in a obligations hereunder for more than 240 consecutive days, the other Party may terminate this Agreement thereafter upon 30 days advance written notice. 11. QUALITY OF RAILCARS. 11.1. Inspection and Acceptance. In the case of Railcars, Seller shall give Buyer reasonable access to S to inspect the Railcars during construction. Such inspections shall be so conducted as to not interfere operations. Acceptance or rejection of a Railcar shall be made by Buyer before shipment of such Railcar if manufactured in Mexico and before Delivery of such Railcar if manufactured in the United States. In the event Buyer chooses to inspect the Railcars, upon completion of such inspection, Buyer shall execute a certificate of acceptance covering all Railcars found to be completed in accordance with the Specification and shall deliver the executed certificates of

12 Certificate of Acceptance Acceptance, with respect to Railcars covered thereby, shall indicate that, based upon such inspection, such Railcars conform in workmanship, material and construction, and in all other respects, to the applicable Specification and the requirements and provisions of the applicable Order. If Buyer, upon receiving notice of when the Railcars will be ready for inspection and provided that such Railcars are available for inspection, chooses not to have an inspector present within three (3) business days (five (5) business days for any Railcars manufactured in Mexico) after the date that the notice states that the Railcars shall be ready for days (five (5) business days for any Railcars manufactured in Mexico) after the date that the notice states the Railcars will be ready for inspection, Buyer shall be deemed to have accepted the applicable Railcars at the close of business on the day that is three (3) business days (five (5) business days for any Railcars manufactured in Mexico) after the date that such Railcars were ready for inspection and Seller will execute, on behalf of Buyer, a Certificate of Acceptance dated as of the day that is three (3) business days (five (5) business days for any Railcars manufactured in Mexico) after the date that such Railcars were ready for inspection. Notwithstanding the foregoing, notification to Seller that it will not inspect Railcars for which Seller has provided notice that Railcars are available for inspection. The execution of a Certificate of Acceptance shall not relieve Seller of any of its obligations under this Agreement nor shall it constitute a waiver by Buyer with respect to any defect or deficiency of workmanship, materials, construction or other deviation from the terms and conditions of this Agreement. Once a Certificate of Acceptance with respect to a Railcar has been executed, Buyer shall have no rights of inspection under this Section 11.1, nor any rights of rejection and cancellation under Section 11.2 with respect to such Railcar. 11.2. [*****] 11.3. Premises Liability Indemnification. BUYER AGREES TO DEFEND, HOLD HARMLESS AND INDEMNIFY SELLER AND ITS AFFILIATES, SUBSIDIARIES, RELATED ENTITIES, OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS AND EMPLOYEES (COLLECTIVELY SELLER INDEMNITEES AGAINST ANY AND ALL CAUSES OF ACTION, SUITS, DEBTS, CLAIMS, LIABILITIES, LOSSES, BODILY INJURIES OR DEATH, DAMAGE TO REAL OR PERSONAL PROPERTY (INCLUDING THE LOSS OR USE THEREOF), JUDGMENTS, COSTS, INCLUDING, BUT NOT LIMITED TO, ACTUAL, INCIDENTAL AND COVER DAMAGES, NATURE OR KIND, IN LAW OR IN EQUITY, INCURRED IN THE DEFENSE OF THE SELLER INDEMNITEES OR OTHERWISE, [*****].

13 12. PAYMENT AND CLOSING. 12.1. Payment of Purchase Price and Closing of Sale. On or before ten (10) business tor, or the acceptance of any for such Railcar(s) with the Invoice Price broken down to detail the components thereof, if applicable, and substantially in the form attached hereto as Exhibit L attached hereto as Exhibit G, Buyer shall pay the Invoice Price (plus, if applicable, the Production Fee) for each Railcar manufactured and Delivered by Seller and accepted by Buyer via wire transfer to Seller (pursuant to such wire transfer instructions as Seller shall provide to Buyer in advance of the due date for such amounts). [*****]. 12.2. Taxes. Unless Buyer has provided Seller with a duly executed resale or sales tax exemption certificate, Buyer is solely responsible for all international, federal, state, or local VAT, GST, sales, use, or other taxes, tariffs, duties, or charges imposed by any governmental authority or agency, foreign or domestic, upon any Railcar purchased and sold hereunder or upon the manufacture, sale, transportation, use, or Taxes provided, however, that Taxes shall not me. While it is the the payment Standard Manufacturing Cost for such Railcar. Seller shall provide receipts to Notwithstanding anything to the contrary contained in this Section 12.2, for any Directed Railcar, the applicable Buyer Managed Person will be solely responsible for all Taxes and Buyer, as agent for such Buyer Managed Person, will cause such Buyer Managed Person to pay such Taxes when due and payable. 12.3. Late Payments. Other than with respect to amounts disputed up to a maximum of $[*****] of unpaid disputed amounts, if any payment is not received by a Party on the due date for such payment, and such failure continues for five (5) days after such due date, such Party shall charge the other Party interest on any unpaid balance at the prime rate per annum in effect on such due date at Bank of America, Illinois, plus [*****] percent ([*****]%) or the highest rate permitted by law, whichever is lower, from the date such payment was due through and including the date on which actual payment in full is made by such other Party.

14 13. MANUFACTURING WARRANTIES AND DISCLAIMERS; IP INDEMNITY 13.1. Manufacturing Warranties. 13.1.1. Seller warrants solely to Buyer that the assembly, construction and subcontractors will be in accordance with the Specification and Regulations (as defined in Section 13.1.8) for a period of [*****] after Delivery of the applicable Railcars, and that the material and workmanship of the Railcars from defects under normal use and service for the [*****] warranty period. This warranty shall not apply to, and Seller shall not be responsible for, any failure of any Railcar purchased hereunder which has been subjected to misuse, negligence, alteration, accident, misloading, mishandling, improper or deficient maintenance, or physical abuse. Further, this warranty by Seller shall not apply to, and Seller shall not be responsible for, the deterioration of any Railcar purchased hereunder which results from normal wear and tear during the [*****] warranty period. Except as otherwise provided in Section 21.6.1, workmanship of the Railcar that is not in conformity with this warranty. Transportation charges and charges associated with the removal of any commodity shall be prepaid by Buyer. Seller shall determine, in its sole discretion, the place where any defective Railcar will be replaced or repaired. Seller shall not be required to repair or replace any defective Railcar, however, unless Buyer first provides the defective Railcar to Seller for an examination he part or parts confirms the existence of a warranted defect. [*****]. 13.1.2. With respect to interior and exterior primers, paints, coatings, linings, and/or Coatings selected by Buyer in a specifications and recommendations, and, except as set forth in this Section 13.1.2, Seller makes no other warranty, express or implied, with respect to the pecifications and recommendations. Seller may offer various choices of Coatings at various prices and of various qualities. The Coatings actually applied by Seller shall to appl risk and, except as set forth below in this Section 13.1.2, Seller makes no warranty, express or implied, regarding the suitability or effectiveness of any Coatings. With respect to the Coatings, except as otherwise provided in Section 21.6.1, repair or replacement, at the election of Seller, a

15 or at a shop selected by Seller, of the Coatings installed by Seller in any Railcar that shall, within [*****] after Delivery be returned to Seller with transportation charges and charges associated with the removal of any commodity prepaid by Buyer; provided, however, that Buyer provides such Railcar for an examination by Seller within sixty (60) days of written notification by Buyer of a potential defective installation of Coatings and such an examination confirms that the Coatings were defectively installed by Seller. [*****]. 13.1.3. In the event that Buyer sells, leases, or otherwise assigns the Railcars, any such [*****]. 13.1.4. In no event and under no circumstances shall Seller ever be liable to Buyer for actual cost of repairing or replacing the defective Railcar that Buyer purchased from Seller. Under no circumstances shall Seller ever have liability to any Third Party who asserts any claim by or through Buyer alleging a breach of the warranty expressly set forth herein, which Seller makes solely and exclusively to Buyer. Any repair or replacement by Seller pursuant to this warranty will not serve to extend the warranty in any way beyond [*****] from the date the Railcar is Delivered to Buyer. 13.1.5. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY THAT ANY PARTS, MATERIAL, EQUIPMENT OR COMPONENTS PURCHASED FROM THIRD PARTY SUPPLIERS OR MANUFACTURERS SUPPLIER OR MANUFACTURER INSTALLED IN OR ON THE RAILCARS ARE FREE FROM DEFECTS. ANY PARTS, MATERIAL, EQUIPMENT OR COMPONENTS PURCHASED FROM SUPPLIERS OR MANUFACTURERS AND INSTALLED IN OR ON THE RAILCARS WILL BE COVERED UNDER THE WARRANTY GIVEN BY THE SPECIFIC SUPPLIER OR MANUFACTURER AND THE TERMS SET FORTH THEREIN. SELLER AGREES TO COOPERATE WITH BUYER TO ENFORCE ANY SUCH SUPPLIER OR MANUFACTURER WARRANTIES, BUT WILL NOT FILE ANY LAWSUIT OR INSTITUTE OTHER LEGAL PROCEEDING OSTS OR EXPENSES. TO THE EXTENT EXPRESSLY PERMITTED BY ANY SUCH SUPPLIER OR MANUFACTURER, SELLER AGREES TO TRANSFER AND ASSIGN TO BUYER, WITHOUT WARRANTY OR ASSUMPTION BY SELLER WITH RESPECT THEREOF, SUCH PARTS, MATERIAL, EQUIPMENT OR COMPONENTS FURNISHED BY INSTALLATION OF PARTS, COMPONENTS OR EQUIPMENT MANUFACTURED BY SUPPLIERS OR MANUFACTURERS, IF SUCH SUPPLIER OR MANUFACTURER HAS A REPRESENTATIVE AT THE

16 JOB SITE DURING SUCH INSTALLATION, AND IF THE INSTALLATION IS COMPLETED TO THE SATISFACTION OF SUCH REPRESENTATIVE, IT SHALL BE PRESUMED, SUBJECT TO COMPLETED BY SELLER IN ACCORDANCE WITH SUCH GOOD AND WORKMANLIKE MANNER AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. 13.1.6. SELLER DOES NOT WARRANT ANY COMPONENTS, EQUIPMENT, ENGINEERING, DESIGNS, PLANS OR WORKMANSHIP SPECIFIED SUBCONTRACTORS, EMPLOYEES, ARCHITECTS OR ENGINEERS, OR ANY LABOR PERFORMED BY OTHERS AT THE DIRECTION OR REQUEST OF SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION THEREWITH. 13.1.7. THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND ARE MADE BY SELLER SOLELY TO BUYER EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES AND REMEDIES: (1) EXPRESS OR IMPLIED; (2) WRITTEN OR ORAL; (3) AT LAW, IN EQUITY OR UNDER CONTRACT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND (4) NOTWITHSTANDING ANY COURSE OF DEALING BETWEEN THE PARTIES OR CUSTOM AND USAGE IN THE TRADE TO THE CONTRARY. OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 13.1.1, SELLER SHALL HAVE NO LIABILITY TO BUYER AND BUYER SHALL NOT MAKE ANY CLAIM AGAINST SELLER OR RECOVER ANY AMOUNT WHATSOEVER FROM SELLER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, COVER, OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RESULT FROM ANY BREACH BY SELLER OF THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT; PROVIDED, THAT, TO THE EXTENT IT RELATES TO A RAILCAR PURCHASED OR SOLD UNDER THIS AGREEMENT, [*****]. 13.1.8. Regulations standards for new railcar equipment, including without limitation, all rules, statutes, regulations, directives and requirements of the United States of America (including without limitation those of the United States Department of Transportation) and the specifications and standards of the Association of American Railroads applicable to new railroad equipment, in each case as may be in effect on the date of construction of the applicable Railcars.

17 13.1.9. With respect to any material and workmanship of a Railcar that is not in conformity with Seller , Seller shall (i) engineering or quality group and be reasonably available to discuss the specifics of such corrective action plan, in each case within thirty (30) days of written notice of a warranty claim from Buyer. 13.2. Intellectual Property Infringement. 13.2.1. Subject to Section 13.2.2 below, Seller shall defend any suit or proceeding brought against Buyer based on a claim that the Railcars, or any product, accessory, part, component, or attachment thereof, furnished by Seller under this Agreement, constitute an infringement of any patent of the United States; provided that Seller is notified promptly, in writing, and is given authority, inform s expense, for the defense of same. 13.2.2. Seller s obligation under Section 13.2.1 shall not cover or apply to (i) any product, accessory, part, component, or attachment that is not manufactured by Seller (including any Buyer-Supplied Component), except to the extent, and only to the extent, that the manufacturer of any such item provides an indemnity against patent infringement to Seller and (ii) the Railcars, or any part thereof, manufactured or supplied to Buyer's design; and, as to such Railcars, or any part thereof, Seller assumes no liability whatsoever for patent infringement. 13.2.3. Subject to Section 13.2.4 below, Buyer shall defend any suit or proceeding brought against Seller based on a claim that Railcars, or any product, accessory, part, component or attachment (including Buyer-Supplied Components), manufactured or supplied by Seller to Buy constitute an infringement of any patent of the United States; provided that Buyer is notified promptly, in writing, and is given authority, information 13.2.4. Buyer s obligation under Section 13.2.3 shall not cover or apply to (i) any product, accessory, part, component, or attachment that is not manufactured by Buyer or (ii) a Buyer-Supplied Component, except to the extent, and only to the extent, that the manufacturer or supplier of any such item provides an indemnity against patent infringement to Buyer. 13.2.5. Seller shall pay all damages and costs awarded against Buyer in an infringement claim covered under Sections 13.2.1 and 13.2.2. In the event the Railcars, or any part thereof covered under Section 13.2.1, are involved in such a suit, and are held to constitute infringement, and the use of the Railcars, or any part thereof covered under Section 13.2.1, is enjoined, Seller shall, at its own expense, and at its option, either procure for Buyer

18 the right to continue using said Railcar, replace same with non-infringing equipment, modify said Railcar so that it becomes non-infringing, or refund the Invoice Price of said Railcar. 13.2.6. Buyer shall pay all damages and costs awarded against Seller in an infringement claim covered under Sections 13.2.3 and 13.2.4. In the event the Railcars, or any part thereof covered under Section 13.2.3, are involved in such a suit, and are held to constitute infringement, and the use of the Railcars, or any part thereof covered under Section 13.2.3, is enjoined, Buyer shall, at its own expense, and at its option, either procure for itself the right to continue using said Railcar or part thereof, replace same with non-infringing equipment or modify said Railcar or part thereof so that it becomes non-infringing. 13.2.7. This Section 13.2 states the sole and entire liability of Seller and/or Buyer, as applicable, for patent infringement by the Railcars, or any part thereof. In the event of any claim for defense and indemnity under this Section 13.2, Seller and/or Buyer, as applicable, shall undertake to conduct any proceedings which Seller or Buyer, as applicable, deems necessary to defend the other Party in respect of such matter. The indemnified Party shall have the right to participate in those proceedings, at its own expense, but control of the defense, the litigation, the negotiation, and any settlement shall remain with the indemnifying Party. This indemnity shall be void if the indemnified Party fails to provide reasonable cooperation in connection with any such defense or shall take any action without the prior written consent of the indemnifying Party that unreasonably or materially prejudices the defense of any such matter. In no event shall the indemnifying Party be required to employ more than one firm of attorneys in defense of any one matter, but nothing herein shall prevent the indemnifying Party from doing so, at its option. 14. LIMITATION OF LIABILITY. WITH RESPECT TO ANY BREACH OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY HAVE LIABILITY TO THE OTHER PARTY AND NEITHER PARTY SHALL MAKE ANY CLAIM AGAINST THE OTHER OR RECOVER ANY AMOUNT WHATSOEVER FROM THE OTHER FOR INDIRECT, CONSEQUENTIAL, SPECIAL, AND/OR PUNITIVE DAMAGES; PROVIDED, THAT, TO THE EXTENT IT RELATES TO A RAILCAR PURCHASED OR SOLD UNDER THIS AGREEMENT, [*****]. 15. LOCK-UP, RIGHT OF FIRST REFUSAL. 15.1. Lock-Up. Buyer shall not sell a Railcar for a period of at least one hundred eighty (180) days following Delivery, provided, however, the 180-day lock-up period shall not apply to (i) any asset-backed financing transaction for the benefit of Buyer or any of its Affiliates, (ii) any merger, consolidation, business combination,

19 restructuring, reorganization, sale of all or substantially all of the assets of Buyer, or any of its Affiliates or other transaction or series of related transactions in which shares of the continuing or surviving entity immediately after such transaction(s), or to any Buyer Managed Person includes a purchase option exercisable by such customer after such lock-up period, or (v) the sale of such Railcar to a Third Party subject to a lease with another Third Party. 15.2. Right of First Refusal. In the event that, during the period beginning on the 181st day following the Delivery of a Railcar purchased hereunder and ending on the Option Period sell such Railcar to a Third Party, Buyer shall deliver to Seller a written notice of the propo Sale Notice Offer equal to the Invoice Price paid by Buyer to Seller for such Railcar pursuant to this Agreement, provided, however, no Sale Notice will be required to be delivered to Seller in connection with, and such right of first refusal shall not apply to, (i) any asset-backed financing transaction for the benefit of Buyer or any of its Affiliates, (ii) any merger, consolidation, business combination, restructuring, reorganization, sale of all or substantially all of the assets of Buyer, or any of its stockholders do not own or control a majority of the outstanding voting shares of the continuing or surviving entity immediately after such transaction(s), (iii) any or to any Buyer Managed Person, (iv) any lease of a Railcar by Buyer to on purchase option exercisable by such customer after the lock-up period described in Section 15.1, or (v) the sale of such Railcar to a Third Party subject to a lease with another Third Party. Each Sale Notice shall reasonably identify the Railcar(s) that Buyer desires to sell to a Third Party during the Option Period but shall not include the name of the proposed Third Party purchaser or any of the terms or conditions of the proposed sale. Seller may accept the Offer by delivering written Offer Notice the tenth (10th) business day following the date of such Sale Notice. If Seller fails to timely deliver an Offer Notice to Buyer, Seller shall be deemed to have rejected the Offer. If Seller accepts the Offer, Seller shall close on the purchase of such Railcar by no later than 5:00 p.m., Chicago time, on the thirtieth (30th) day (or, if such day is not a business day, the immediately following business day) following the date of such Offer Notice. The purchase price for such Railcar shall be paid in full on the closing date by wire transfer of immediately available funds to an account specified by Buyer at least two (2) days prior to the closing date. In the event Seller does not accept the Offer, Buyer may sell the Railcar that was the or other multiple-bid auction process during the Option Period, in lieu

20 of making the Offer otherwise required hereby, Buyer shall provide Seller with the opportunity to participate in such process and submit a bid to purchase such Railcar, in each case subject to the terms and conditions of such process that are no less favorable to Seller in the aggregate than the terms and conditions applicable to other participants in such process. 16. REPRESENTATIONS AND OTHER WARRANTIES OF SELLER. Seller hereby represents and warrants to and in favor of Buyer that: 16.1. at the time Seller Delivers each Railcar hereunder, Seller shall hold and convey to Buyer good and marketable title to such Railcar free and clear of all indentures, deeds of trust, mortgages, security interests, liens, claims, demands, encumbrances, privileges, pledges, residual interests, re-marketing rights, purchase options and other charges of every nature and kind whatsoever, excepting (i) any such encumbrances resulting from the acts or omissions of Buyer (or those acting under the authority of Buyer), and (ii) any rights of Seller to a purchase money security interest applicable to such Railcars; 16.2. Seller is duly formed, validly existing and in good standing in the State of Delaware and has all requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Seller is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of its properties and assets owned, operated or leased or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing does not 16.3. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement (i) have been properly authorized by all necessary limited liability company action and (ii) do not require the approval of any holder of units, membership interests, bonds, debentures or other securities issued by Seller or outstanding under any agreement, indenture or other instrument to which Seller is a party or by which Seller or its property may be charged or affected; 16.4. documents, instruments and agreements delivered by Seller under or in connection provisions hereof and thereof do not, and will not, (i) constitute a breach of any existing contractual obligation of Seller, (ii) violate any provision of the certificate of formation or limited liability company agreement of Seller, (iii) require the approval or the giving of prior notice to any Third Party or government agency, (iv) breach or result in the breach of, constitute a default under any of the provisions of, or result in the creation of any lien, charge, encumbrance or security interest upon any property or assets of Seller, (v) violate any judgment, order,

21 injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Seller, or (vi) constitute a violation by Seller of any law, order or regulation applicable to Seller, in each case so as to materially and hereunder; 16.5. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement, or in connection with the consummation of the transactions contemplated hereunder, constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity; and 16.6. there are no legal or governmental investigations, actions or proceedings pending or, to the knowledge of Seller, threatened in writing against Seller before any court, administrative agency or tribunal which, if determined adversely, would, individually or in the aggregate, materially adversely affect the transactions contemplated by this Agreement or the ability of Seller to perform its obligations hereunder. 17. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to and in favor of Seller that: 17.1. Buyer is duly incorporated, validly existing and in good standing in the State of New York and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties and assets owned, operated or leased or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing does not materially and 17.2. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement (i) have been properly authorized by all necessary corporate action and (ii) do not require the approval of any holder of shares, stocks, bonds, debentures or other securities issued by Buyer or outstanding under any agreement, indenture or other instrument to which Buyer is a party or by which Buyer or its property may be charged or affected; 17.3. certificates, documents, instruments and agreements delivered by Buyer under or conditions and provisions hereof and thereof do not, and will not, (i) constitute a breach of any existing contractual obligation of Buyer, (ii) violate any provision

22 of the charter or by-laws of Buyer, (iii) require the approval or the giving of prior notice to any Third Party or government agency, (iv) breach or result in the breach of, constitute a default under any of the provisions of, or result in the creation of any lien, charge, encumbrance or security interest upon any property or assets of Buyer, (v) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer, or (vi) constitute a violation by Buyer of any law, order or regulation applicable to ts hereunder; 17.4. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement, or in connection with the consummation of the transactions contemplated hereunder, constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity; and 17.5. there are no legal or governmental investigations, actions, or proceedings pending or, to the knowledge of Buyer, threatened in writing against Buyer before any court, administrative agency or tribunal which, if determined adversely, would, individually or in the aggregate, materially adversely affect the transactions contemplated by this Agreement or the ability of Buyer to perform its obligations hereunder. 18. DEFAULT. Subject to Section 10.4 addressing Force Majeure Events, the occurrence of any one or more Event of Default 18.1. the failure of such Party to perform a material obligation hereunder; provided, that such failure to perform is not cured by such Party within thirty (30) days after receipt of written notice from the other Party specifying such failure to perform; 18.2. the failure by such Party to pay any amount due and payable pursuant to the terms of this Agreement, other than amounts disputed by such Party up to a maximum of $[*****] of unpaid disputed amounts; provided that such failure to pay is not cured by such Party within [*****] after receipt of written notice from the other Party specifying such failure to pay; 18.3. the (i) filing by such Party of a voluntary petition in bankruptcy, (ii) adjudication of such Party as bankrupt or insolvent, (iii) filing by such Party of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under the federal bankruptcy laws, (iv) consent or acquiescence of such Party to the appointment of a trustee, receiver, conservator, or liquidator of such Party for all, or any substantial portion of such ng of any involuntary petition in bankruptcy

23 against either Party (provided that any such filing is not withdrawn, vacated, removed, discharged, or stayed within sixty (60) days thereafter); 18.4. the admission in writing by such Party of its inability to pay its debts as they become due; 18.5. the notification in writing to a governmental agency by such Party of its pending insolvency, or suspension or pending suspension of its operations; 18.6. the making by such Party of any general assignment for the benefit of its creditors or the taking of similar actions for the protection or benefit of its creditors; 18.7. in the case of Seller, in the event that, during any rolling [*****] period during the Term, [*****] percent ([*****]%) or more of the Railcars have been rejected by Buyer pursuant to Section 11.2; or 18.8. in the case of Seller, in the event that, during any rolling [*****] period during the Term, [*****] percent ([*****]%) or more of the Railcars have not been Delivered within [*****] of their respective Committed Delivery Dates (excluding delayed deliveries resulting from Force Majeure Events and those resulting from quality rejection pursuant to Section 11.2). in Section 21.9 will not be a prerequisite for a Party to give a notice of an Event of Default or act to delay any of the time periods for cure specified above. 19. TERMINATION. In addition to any other rights and remedies available under this Agreement or at law, in equity or otherwise, but subject to Section 14 addressing the limitation of liability, and in addition to the termination rights relating to a Force Majeure Event as set forth in Section 10.4, upon the occurrence of an Event of Default, the non- defaulting Party may terminate this Agreement on a date that is [*****] after the date appearing in a written notice to the other Party regarding such termination. In the event of Agreement termination under this Section 19, such termination shall not affect any Order of Railcars placed prior thereto shall be Delivered by Seller, and Buyer shall accept Delivery of such Railcars that comply with the Specification as provided under Section 11.1, in accordance with the terms of this Agreement regardless of the effective date of the termination; provided that Buyer shall not be required to place any new Orders after the date of the written notice of such termination (regardless of whether Buyer has placed Orders for Railcars equal to the Base Order Quantity, or the Monthly Order Quantity for the Order Month in which such termination occurs). Notwithstanding the foregoing, in the event of a written notice of termination of this Agreement by either Party as a result of the occurrence of an Event of Default described in Section 18.3, the non-defaulting Party shall not have any further obligation to Deliver Railcars (in the case of Seller) or to accept any Railcars (in the case of Buyer), in either case arising under Orders pending as of the date of the Event of Default.

24 20. SUPPLY OF SPARE PARTS. For a period beginning on the date hereof and ending on the [*****] railcars for Third Parties or discontinues the manufacturing of aftermarket railcar parts and Components before the expiration of such [*****] Discontinued Operations make spare parts, fixtures and assemblies for the Railcars that are proprietary to Seller or Spare Parts rchase at expiration of such [*****] advance written notice of such Discontinued Operations as possible, but in no event less than [*****] notice. In addition, if Seller learns in writing that any of its Suppliers will decision promptly upon learning of same. 21. MISCELLANEOUS. 21.1. Further Assurances. Following acceptance of and payment for any Railcar hereunder, Seller shall make, do, and execute or cause to be made, done, and may, at any title, and interest in and to such Railcar in accordance with the intent and meaning of this Agreement. 21.2. Records Provided to Buyer; UMLER Reporting. Within thirty (30) days after the transfer by Bill of Sale of any Railcar to Buyer, Seller will furnish Buyer with copies, in electronic form, of documents described on Exhibit H attached hereto Records Prior to Delivery of any Railcar hereunder, Seller will Certificate of Construction Construction in electronic form, in each case as required by 49 CFR 179.5. 21.2.1. Prior to the Delivery of each Railcar, Seller shall report the following information in UMLER: 21.2.1.1. Air brake test date; 21.2.1.2. Reflectorization application date; 21.2.1.3. Comprehensive equipment performance monitoring (CEPM) component identification (CID) numbers as required by applicable Regulations (as of the date of this Agreement, CID numbers must be reported for each wheel set, couplers, bolsters and side frames).

25 21.2.2. As defined by the United States Environmental Protection Agency, Scope 1 greenhouse gas ( GHG ) emissions are direct emissions that occur from sources that are controlled or owned by an organization, including, emissions associated with fuel combustion in boilers, furnaces, and vehicles and Scope 2 GHG emissions are indirect emissions associated with the purchase of electricity, steam, heat and cooling. Within thirty (30) days of receiving request, Seller shall provide Buyer with written reports of estimated Scope 1 and Scope 2 GHG emissions associated with the manufacture of Railcars supplied in accordance with this Agreement; provided, that Buyer shall have the right to utilize a third- estimated Scope 1 and Scope 2 GHG emissions calculation methodology and Seller shall audit such methodology. Seller shall provide any additional available, non-confidential Environmental, Social and Governance data or information reasonably requested by Buyer within thirty (30) days of receiving such request from Buyer. 21.2.3. Notwithstanding anything to the contrary set forth in this Agreement, (i) Buyer may use Records in order to safely use, operate, repair, maintain, or modify any Railcar, to fabricate replacement parts and to perform engineering modelling for repair, maintenance or modification to any Railcar, and (ii) Buyer may disclose Records for any Railcar to (x) any subsidiary or affiliate of Buyer, (y) any prospective or actual Third Party purchaser of any Railcar from Buyer, or (z) any Third Party for the purpose of permitting such Third Party to safely use, operate, repair, maintain, or modify any Railcar, to fabricate replacement parts or to perform engineering modelling for repair, maintenance or modification to any Railcar. 21.3. Communication and Correspondence. Seller shall furnish to Buyer, promptly f any notice or correspondence received by Seller from any Third Party, including any governmental agency, with respect to any Railcar manufactured by Seller for Buyer pursuant to the terms hereof. Seller s receipt thereof, copies of any notice or correspondence received by Seller from any manufacturer or supplier of any part, material, equipment, or component installed in or on any Railcar manufactured by Seller for Buyer pursuant to this Agreement. 21.4. Confidentiality. 21.4.1. shall [*****] regards as proprietary and confidential, including, without limitation, [*****];; Confidential Information [*****] Confidential Information Information when the Disclosing Party is Buyer, and (3) terms of this

26 Agreement redacted in the publicly available copy of this Agreement filed with the SEC. 21.4.2. In the course of performance hereunder, each of Buyer and Seller (with respect Disclosing Party Receiving Party electronic, or oral form, Confidential Information that the Disclosing Party regards as proprietary and confidential. The Receiving Party agrees to hold the Confidential Information disclosed to it by or on behalf of the Disclosing Party in confidence, to take commercially reasonable precautions to protect such Confidential Information from disclosure and to use the Confidential Information only in connection with the performance of its obligations under this Agreement, in each case for a period of [*****] years from the date of disclosure. Subject to Section 21.4.6 hereof, the Receiving Party shall not disclose any Confidential Information to any of its employees unless such employees need to know such Confidential Information in order for the Receiving Party to perform its obligations or exercise its rights hereunder; provided, however, that the Receiving Party takes commercially reasonable precautions to prevent such employee from (i) disclosing Confidential Information to other employees who do not need to know such Confidential Information in order for the Receiving Party to perform its obligations or exercise its rights hereunder, and (ii) using Confidential Information in such performance of its obligations or exercise of its rights under this Agreement. Notwithstanding the foregoing, Buyer shall be permitted to disclose the prices paid by Buyer for Railcars under this Agreement to its employees, Affiliates, Representatives or Third Parties (excluding customers, other than pursuant to Rule 107) where Buyer reasonably believes it is necessary in connection with the operation of its business, e.g., Rule 1 lender, etc.; provided, that Buyer shall only disclose such pricing information to the extent necessary to satisfy such business requirements. 21.4.3. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information to any of its legal, financial or tax planning representatives Representatives for the Receiving Party to carry out its obligations or enforce its rights hereunder and who have been informed of such obligations, and the Receiving Party shall advise such Representatives to abide by this Section 21.4. Each Party shall be responsible for any action or failure to act that would constitute a breach or other violation of this Section 21.4 by its Representatives. 21.4.4. From and after the Effective Date, the Margin Schedule may not be disclosed n Team

27 Clean Team shall always consist of finance and compliance officers; provided, that (a) Buyer may remove without advance notice to Seller, and (b) in the event Buyer desires to add any provide Seller with the name and title of such individuals, and such individuals 21.4.5. any component thereof (including linings) Third Party Reviewer as set forth in Exhibit F. 21.4.6. Confidential Information does not include information that: (i) the Receiving Party can demonstrate was in its possession prior to being disclosed by the Disclosing Party hereunder and the source of the information was not under an obligation of confidentiality to the Disclosing Party; (ii) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known to the public; (iii) is rightfully obtained from a Third Party not bound under an obligation of confidentiality to the Disclosing Party; or (iv) is independently developed by the Receiving Party without reference to or use of any Confidential Information. The foregoing restrictions on disclosure of Confidential Information do not apply to any disclosure of Confidential Information with respect to which the Receiving Party is advised by legal counsel that such disclosure is necessary or compelled (a) under the federal securities laws or other applicable law, or by the rules and regulations SEC exchange on which t terms of any deposition, interrogatory, formal litigation discovery request, subpoena, civil investigative demand, court order or similar process to which the Receiving Party is subject; provided, that the Receiving Party notifies the Disclosing Party (x) as promptly as reasonably possible following its determination that such disclosure is necessary or compelled under sub-clause (a) above, and (y) as promptly as reasonably possible after service of such legal process and to the extent legally permissible so that the Disclosing Party may seek an appropriate protective order, confidential treatment, or other remedy. In the event the Receiving Party is required or compelled to disclose Confidential Information pursuant to the immediately preceding sentence, the Receiving Party may disclose only that portion of such Confidential Information with respect to which the Receiving Party has been advised by its counsel is required or compelled to be disclosed. 21.4.7. Upon the request of the Disclosing Party following the expiration or termination of this Agreement, the Receiving Party will return or destroy all Party may retain Confidential Information of the Disclosing Party that is (i)

28 internal document retention policies or (iii) contained in an archived computer recovery procedures; provided, that any such retained or archived Confidential Information shall remain subject to the provisions of this Section 21.4 for so long as it is maintained or archived; provided, further legal or IT employees may access such retained or archived Confidential Information solely to the extent necessary to perform their respective functions described under this Section 21.4.7. 21.4.8. Except as may be required by the federal securities laws or other applicable law, or by the rules and regulations of the SEC or of any stock exchange on content of this Agreement or the negotiations leading to or pursuant to this Agreement without the prior written consent of the other Party; provided, that no Party will be prohibited from disclosing the general nature of the business relationship established hereby at any time; provided, further, that the Parties agree that Buyer shall be permitted to file a copy of this Agreement with the SEC and in connection therewith shall request confidential treatment for certain portions of this Agreement and certain of the Exhibits attached hereto as agreed by the Parties. 21.5. Each Party agrees to indemnify and hold the other Party harmless from and against any claims for commissions arising out of the acts of such Party and for expenses (including finder or other Person relating to a sale of the Railcars. 21.6. Successors and Permitted Assigns. Except as otherwise provided herein, neither Party may assign, transfer, sell, or convey any or all of its rights under this Agreement, including by merger (whether or not such Party is the surviving entity), consolidation, change in Control, operation of law or any other manner, without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. Any purported assignment in violation of this Section 21.6 shall be null and void. In the event of a permitted assignment under this Section Transaction Transferee then: 21.6.1. Upon the consummation of a Transaction involving Seller, the following provisions shall apply: 21.6.1.1. The Invoice Price for any Exhibit A or Exhibit B Railcar that is charged by Transferee to Buyer shall not increase as a result of any such Railcar would have been absent the Transaction and in the

29 e, impermissible increase For purposes of determining impermissible increases, upon reasonable request from Buyer, Railcar on commercially reasonable and confidential terms and conditions (exc cost information, which access and review shall be handled in a manner similar to that described under Exhibit F hereto but without limitation as to the number of reviews). Buyer may terminate this Agreement with [*****] advance written notice in the event [*****]. 21.6.1.2. In the event that, [*****]. 21.6.1.3. In the event that, [*****]. 21.6.1.4. In addition to any remedies under Section 13, for any Railcar during the Term for which Buyer has submitted warranty claim(s) to Seller pursuant to Section 13.1 (excluding warranty claim(s) solely related to defects in Third Party parts or Components), Seller will be responsible for any applicable freight and/or cleaning charges for such Railcar related to addressing any warranty claim(s) for such Railcar. 21.6.2. In the event of a Transaction involving Buyer, Seller may terminate this Agreement with sixty (60) days advance written notice in the event (i) a or (ii) after the Transaction, the Transferee competes with Seller in railcar manufacturing in North America. 21.7. Severability. Any term, condition or provision of this Agreement which is, or is deemed to be, void, prohibited, or unenforceable in any jurisdiction shall be, as to such jurisdiction, severable here from and ineffective to the extent of such avoidance, prohibition, and unenforceability without in any way invalidating the remaining terms, conditions, and provisions hereof. Any such avoidance, prohibition, and unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, condition, or provision in any other jurisdiction. 21.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF DELAWARE AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAW THEREOF.

30 21.9. Dispute Resolution. Each dispute, claim or controversy arising out of or in any manner related to this Agreement or the breach thereof (each, Dispute the Parties will be resolved or adjudicated in accordance with the provisions described in this Section 21.9. 21.9.1. In the event of a Dispute, either Party may, but is not required to, provide Dispute Notice in such event, representatives at the vice president level of each Party shall Dispute Negotiation Each Dispute Negotiation will take place at a time and place agreed to by such representatives, within thirty (30) days after the date of the Dispute Notice. At any time after delivery of a Dispute Notice, either Seller or Buyer may, at its discretion, either in addition or as an alternative to such Dispute Negotiation, initiate mediation in Delaware, administered by the American Arbitration AAA mediation procedures then in effect. While Buyer and Seller shall have an obligation to participate in each Dispute Negotiation and any mediation (provided the mediation is scheduled within sixty (60) days after the date of the Dispute Notice and at a time and place reasonably acceptable to Buyer and Seller), nothing herein shall obligate Buyer or Seller to enter into any agreement or reach any conclusion as a result of such Dispute Negotiation or mediation. 21.9.2. In the event that a Dispute Notice is provided and the Parties are unable to reach a mutually satisfactory resolution of the Dispute within ninety (90) days after the date of such Dispute Notice through Dispute Negotiation or mediation of such Dispute Notice, or at any time in the event that no Dispute Notice is provided, either Party may, upon written notice to the other (an Arbitration Demand Arbitration AAA AAA Rules provided, however, that in the event of a conflict between the AAA Rules and the provisions of this Section 21.9, the provisions of this Section 21.9 shall control. The Arbitration shall be heard and determined by a panel of three Arbitrator the Arbitration Demand, each Party shall select, and provide written notice to the other Party of the identity of, a single Arbitrator who shall be deemed non-neutral and not subject to the provisions of Rule R-17 of the AAA Rules. The third Arbitrator shall be selected in accordance with Rule R-11 of the AAA Rules within twenty (20) business days after the Arbitration Demand; provided, however, that the third Arbitrator must be a licensed Large, Complex Commercial Case Panel (or such other equivalent replacement roster of experienced arbitrators that the AAA designates), unless the matter of dispute arises under or relates to Exhibit F, in which

31 case such third Arbitrator must be an accountant with cost accounting and manufacturing experience. 21.9.3. Any issue concerning the extent to which any Dispute is subject to Arbitration, or concerning the applicability, interpretation, enforceability or validity of these procedures, shall be governed by the United States Federal Arbitration Act and not by any state arbitration law. Except in connection conservatory injunctive relief, to preserve a claim, to preserve a position superior to other creditors, to resolve any issue concerning jurisdiction, the existence or validity of the Arbitration provisions of this Section 21.9, or the extent to which any Dispute is subject to Arbitration, or to compel Arbitration in accordance with this Section 21.9, or to enforce judgment on the Arbit of competent jurisdiction, no Party may institute legal proceedings related to a Dispute. Any legal proceeding permitted by the foregoing will be heard and determined only in a state or federal court sitting in Delaware and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such legal proceeding, irrevocably waive any objection to venue, including the defense of an inconvenient forum, to the maintenance of any such legal proceeding, and irrevocably agree that written notice of such legal proceeding in compliance with the notice provisions of this Agreement constitutes valid and lawful service of process against them without the necessity for service by any other means; provided, that, notwithstanding the foregoing, the Parties have the right to enforce judgment on the A 21.9.4. In any Arbitration initiated pursuant to this Section 21.9, the Parties shall be permitted to take the discovery contemplated by this Section 21.9 without seeking leave of the Arbitrators and each Party agrees to cooperate in producing all discovery contemplated by this Section 21.9 or otherwise ordered by the Arbitrators. The scope of discovery in any such Arbitration shall be that each Party may obtain discovery regarding any non-privileged 21.9.5. Each Party may serve requests for production of documents and other tangible things and such requests and the responses thereto shall be in accordance with the provisions of Rule 34 of the FRCP, as if such provisions applied to the Arbitration, and such requests may include requests for electronically stored information, which requests and responses shall be in accordance with the provisions of Rule 34 and Rule 26(b)(2)(b) of the FRCP as if such provisions applied to the Arbitration proceeding. Each Party may serve interrogatories and such interrogatories and the responses thereto shall be in accordance with the provisions of Rule 33 of the FRCP as if such provisions applied to the Arbitration. Each Party may serve requests for admission and such requests and the responses thereto

32 shall be in accordance with the provisions of Rule 36 of the FRCP as if such provisions applied to the Arbitration. Each Party may take up to ten (10) depositions of the other Party by serving a notice of deposition and the other Party must produce the deponents as requested in accordance with the provisions of Rule 30 of the FRCP, including Rule 30(b)(6), as if such provisions applied to the Arbitration; provided, however, that a Party that seeks to present the testimony of a third-party witness at the Arbitration must produce such witness for deposition prior to the Arbitration and such deposition shall not count towards the foregoing ten (10) deposition limit; provided, further, that a Party that seeks to present the opinion testimony of an expert witness at the Arbitration must produce a written expert report in accordance with the provisions of Rule 26(a)(2) of the FRCP as if such provisions applied to the Arbitration and produce such expert witness for deposition prior to the Arbitration and such deposition shall not count towards the foregoing ten (10) deposition limit. 21.9.6. The Parties agree that in the event of Arbitration and before engaging in any discovery, they will execute a Confidentiality Agreement and Agreed Protective Order in the form attached hereto as Exhibit I, which shall govern the exchange of information produced by any party or non-party in the Arbitration. In such event, the Parties agree that they will request that the Arbitrators enter the fully-executed Confidentiality Agreement and Agreed Protective Order and that, in the case of any conflict between its terms and the terms of this Agreement, the Confidentiality Agreement and Agreed Protective Order shall control. The Arbitrators may, upon written request of any Party, limit the amount or scope of written discovery described above only after all Parties have been given the opportunity to oppose such request in writing. In no event, however, may the Arbitrators reduce the number of depositions provided for above. The Arbitrators may compel a Party to comply with discovery or its obligations under the Confidentiality idence at hearing. Any Party has the right to have any hearing recorded by stenographic and video means with such Party bearing the costs of the stenographer and videographer; provided, however, that any other Party shall have to right to obtain transcripts from the transcriber at such other provided, further, however, that the Parties shall share equally the cost of any transcript requested by the Arbitrators. 21.9.7. The Arbitrators have the right to award or include in their award any relief that they deem proper, including money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, provided, that the Arbitrators shall have no power to award punitive damages or damages inconsistent with this Agreement, and the Parties expressly waive their right to obtain such damages in the Arbitration or in any other forum. In no event

33 shall the Arbitrators have any right, power, or authority to change, alter, detract from, or add to the provisions of this Agreement, but they shall have the power only to apply and interpret the provisions of this Agreement. The Arbitrators may not consider any settlement discussions or offers that might have been made by the either Party, whether or not made in connection with a Dispute Negotiation or mediation. All aspects of the Arbitration (including the existence, content and result of the Arbitration) shall be shall be final and binding upon both Parties. Each Party shall be responsible for its own connection with any such mediation or Arbitration, subject to any award of ees and costs, and the Parties shall share equally the costs of the mediator, the Arbitrators, the AAA (to the extent in excess of filing and final fees), the mediation location, and the Arbitration location. 21.9.8. The Arbitration award shall be a reasoned award, made within the time limits imposed by R-41 of the AAA Rules; provided, however, that the Arbitrators may extend the time limits of R-41 as they deem necessary. After the award is received by the Parties and all time periods provided for in R-46 have expired, one or both of the Parties may present the award to a of the award shall be governed by Section 9 of the Federal Arbitration Act Act to vacate, modify, or correct the award shall be limited to the grounds articulated in Sections 10 and 11 of the Act. 21.10. Notices. Unless otherwise expressly provided herein, all communications, notices and requests under this Agreement shall be in writing and shall be deemed received either (i) one (1) business day after being deposited, all charges prepaid, with Federal Express or other commercial delivery service that guarantees next business day delivery and provides a written confirmation of delivery, or (ii) on the date of transmission, if sent by facsimile (receipt confirmed) or email. The addresses, facsimile numbers and email addresses for notice, unless changed by notice, are as follows: If to Seller: Trinity Rail Group, LLC 14221 Dallas Parkway, Suite 1100 Dallas, TX 75254 Attn: Steven Barnett Fax: 214-589-8819 Email: Steve.Barnett@trin.net If to Buyer: GATX Corporation 233 S. Wacker Drive Chicago, IL 60606

34 Attn: VP Fleet Management Fax: 312-499-7149 Email: vp-fpm@gatx.com For any notice relating to matters under Sections 8, 10.4, 11.3, 13, 14, 15, 16, 17, 18, 19 or 21 of this Agreement, copies of such notice shall also be delivered to the respective legal counsel in the manner set forth above. The addresses, facsimile numbers and email addresses for notices, unless changed by notice, are as follows: If to Seller: Trinity Industries, Inc. 14221 Dallas Parkway, Suite 1100 Dallas, TX 75254 Attn: Chief Legal Officer Email: Sarah.Teachout@trin.net If to Buyer: GATX Corporation 233 S. Wacker Drive Chicago, IL 60606 Attn: Assistant General Counsel, Rail Fax: 312-499-7149 Email: Joseph.Wyss@gatx.com 21.11. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile or .PDF) each of which will be deemed an original but all of such counterparts together shall constitute one and the same instrument. 21.12. Entire Agreement and Amendments. This Agreement, together with each Exhibit attached hereto, and the other documents explicitly referenced herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and, as of the execution hereof, supersedes all prior agreements, understandings, and representations, whether oral or written, related to the subject matter hereof, including that certain Confidentiality Agreement, dated July 18, 2022, by and between Buyer and Seller, each of which are hereby terminated and shall be of no further force and effect following the execution and delivery hereof, provided that any confidential information disclosed under the Confidentiality Agreement dated July 18, 2022 will also be deemed to be Confidential Information under this Agreement. No amendment, modification, supplement, waiver, or release of any of the terms and conditions contained herein shall be made except by mutual agreement to that effect in writing and signed by all Parties. 21.13. Survival. Regardless of the expiration or termination for any reason of this Agreement, the rights and obligations set forth in this Agreement that require or contemplate performance by a Party after such expiration or termination shall remain in full force and effect to the extent required for their full observance and

35 performance, including, but not limited to, Sections 5.1.3, 5.2, 7, 11.3, 12, 13, 14, 15.1, 15.2, 16, 17, 19, 20 and 21. 21.14. Expenses. Except as otherwise expressly set forth in this Agreement, each Party will bear all of its own costs and expenses incurred in negotiating and complying 21.15. No Agency Relationship. Nothing contained in this Agreement will create any agency, fiduciary, joint venture, or partnership relationship between the Parties. 21.16. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties, including, for the avoidance of doubt, any Buyer Managed Person. 21.17. Headings. The Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. 21.18. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless the context requires otherwise, singular includes plural and vice versa and any gender includes every gender, and where any word or phrase is given a defined meaning, any other grammatical form of that word or phrase will have a corresponding ise stated. Unless the context of similar import refer to this Agreement as a whole and not to any particular Section, subparagraph, clause or other subdivision hereof. The disjunctive but not exclusive. Each reference to a Section herein is to a Section of this Agreement. Each Schedule, Exhibit, and Annex attached hereto is incorporated herein and made a part hereof as if fully set forth herein. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature page to Supply Agreement] IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date. GATX CORPORATION By: Name: Paul Titterton Title: Executive Vice President and President, Rail North America TRINITY RAIL GROUP, LLC By: Name: Eric R. Marchetto Title: Executive Vice President and Chief Financial Officer

Exhibit A [*****]

Exhibit B [*****]

Exhibit C [*****]

Exhibit D Order Form RAILCAR ORDER FORM To: Company: Telephone: Order Date: GATX CPP/BO#: Car Type(s): Quantity: Alternates: New Buyer-Supplied Components: Non-New Buyer-Supplied Components: Price: [if applicable] Terms and Conditions: This Order Form is subject to the terms and conditions of the Supply Agreement dated __________, 2022, as amended. Executed by: GATX Corporation By: Name: ________________________________ Title: _________________________________ Signature: _____________________________

Exhibit E Form of Certificate of Acceptance CERTIFICATE OF ACCEPTANCE GATX PO NUMBER NUMBER RAILCAR DESCRIPTION In accordance with the Supply Agreement between GATX Corporation ("Buyer") and Trinity Rail Group, LLC ("Seller"), dated __________, 2022, as amended, the undersigned hereby certifies that on the date of this Certificate the following Railcars were accepted by Buyer in accordance with the Agreement. The execution of this Certificate of Acceptance shall not relieve Seller of any of its obligations under the Agreement nor shall it constitute a waiver by Buyer with respect to any of its rights and remedies under the Agreement. CAR NUMBER LIGHT WEIGHT GALLONS DATE AVAILABLE FOR INSPECTION OR RE- INSPECTION DATE ACCEPTED BO# Accepted Today: Cumulative Accepted by BO#:

Exhibit F Third Party Review 1. General. (a) Pursuant to Section 7 of the Supply Agreement between Buyer and Seller dated __________, 2022, as amended, upon written notice to Seller, Buyer may initiate a Third Party Review with respect to the matters set forth in Section 6 of this Exhibit F. (b) Buyer may initiate a Third Party Review after the first Order Year of the Agreement. Thereafter, Buyer may request [*****]. 2. Selection of Third Party Reviewer Third Party Review, Buyer will appoint a reputable accounting firm to conduct the Third Party Reviewer - current or past dealings with either Party. Seller agrees that [*****] is an acceptable Reviewer as of the Effective Date. 3. Confidentiality. The Parties agree that the Seller may require the Reviewer to enter into and be bound by a confidentiality agreement in the form attached hereto as Schedule 1 to this Exhibit F Reviewer Confidentiality Agreement the Reviewer receives from Seller will be considered the Reviewer Confidentiality Agreement and, except to the extent otherwise provided under this Exhibit F or the Reviewer Confidentiality Agreement, the Reviewer will be prohibited from disclosing any of such Evaluation Material, whether in writing or orally, to Buyer or any other P ees who need to know such information for purposes of the Third Party Review and who the Reviewer shall cause to comply with the provisions of the Reviewer Confidentiality Agreement) or using such Evaluation Material other than for purposes of its Third Party Review. The Parties agree that the Reviewer may disclose such Evaluation Material if (but only to the extent) required by applicable law or regulation, including any subpoena or other similar form of process; provided, that the Reviewer will provide, unless prohibited by law, Seller with prompt notice of any request that the Reviewer discloses Evaluation Material so that Seller may object to the request and/or seek an appropriate protective order. 4. Recordkeeping; Access. (a) During the Term of the Agreement and continuing thereafter for the longer of [*****] or the period necessary to (i) resolve any pending Dispute or (ii) complete any Third Party Review authorized under the Agreement, Seller shall maintain a [*****] (collectively, the Seller Records (b) personnel, accountants, and any other information that is reasonably necessary to perform a Third Party Review and for the Reviewer to prepare and issue the Report (as defined in

Section 7 of this Exhibit F business in Dallas, Texas (and/or other location(s) mutually agreed by the Reviewer, Buyer and Seller) and the Reviewer will not be permitted to (i) remove any of the books, records, copy such books, records, or information for any purpose. The Reviewer may keep its working papers, reports and copies of information obtained from Seller and/or Buyer in connection with the Third Party Review to comply with applicable law, statute, rule, regulation, or professional standards promulgated by AICPA. Any such information so kept shall be retained in accordance with the terms of the Reviewer Confidentiality Agreement. 5. Conduct of Review personnel. Reviewer and Seller will cooperate with each other as necessary for Reviewer to [*****] per Third Party Review performed hereunder; provided for access and information necessary to perform the Third Party Review. 6. Scope of Third Party Review. (a) In connection with the Third Party Review, the Reviewer shall review Records to determine whether there were any discrepancies between [*****]. (b) In addition to its obligations set forth in Section 4 of this Exhibit F, Seller will, at a minimum, prepare and deliver to the Reviewer, within thirty (30) days of its receipt of notice that Buyer has elected to initiate a Third Party Review, the following information: (i) Price Calculation List or Exhibit B to the Agreement for which Buyer received an invoice. The Price Calculation List shall consist of [*****]. (ii) [*****]. (c) [*****]. 7. Report. (a) Report [*****]: (i) [*****] (ii) [*****]. (b) [*****].

(c) [*****]. 8. Settlement Procedures. (a) [*****] or otherwise), Buyer may, at its option, request in writing a refund or credit for such discrepancies, which shall include a descrip founded upon the Report. (b) Seller does not respond by the end of such thirty (30) day period or if Seller concurs with any or Buyer in the amount that is not disputed by Seller. (c) Parties reach a settlement on any or all of the disputed findings, Seller shall issue a refund or credit to Buyer within ten (10) business days in the agreed amount. If the Parties cannot reach a settlement on the remaining disputed findings within sixty (60) days from the date resolution provisions set forth in Section 21.9 of the Agreement. 9. Buyer shall be permitted to retain copies of the Report. Notwithstanding anything to the contrary contained in this Agreement, Buyer may utilize and disclose the Report in connection with any Dispute. 10. Review Cost. Buyer shall be solely responsible for all of its costs related to the Third Party Review and the costs of the Reviewer.

Schedule 1 to Exhibit F Reviewer Confidentiality Agreement CONFIDENTIALITY AGREEMENT Agreement TRail and [*****] Reviewer Party Parties GATX Services Agreement, by and between GATX and TRail, dated __________, 2022, as amended (the Supply Agreement WHEREAS, TRail terms and conditions of this Agreement; NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Evaluation Material Evaluation Material of any and all disclosures by Notwithstanding the foregoing, Evaluation Material shall not include any information that: a. is or becomes publicly available other than by a breach of this Agreement by Reviewer; b. under any confidentiality obligation to TRail regarding such information; c. is developed independently by Reviewer or GATX without reference to the Evaluation Material; or d. is disclosed by TRail to any person or entity free of confidentiality obligations to TRail. e. is known to Reviewer prior to the date of this Agreement. f. is disclosed by Reviewer with the written approval of TRail.

2. Disclosure to GATX. Reviewer agrees not to disclose Evaluation Material to GATX or en consent. TRail agrees that: Reviewer may (i) disclose to GATX the report containing the information described in Section 7(a) of Exhibit F Exhibit F Report may conduct general discussions with GATX and GATX overall scope or progress in the performance of the Services; provided, that with respect to (ii) above, such disclosures or general discussions do not include any Evaluation Material. ease letter in a form acceptable to Reviewer, Reviewer will provide any draft or final Report to TRail to review prior to Reviewer disclosing such draft or final Report to GATX. If TRail determines that such Report needs to be redacted to avoid disclosure of Evaluation Material in accordance with Section 7 of Exhibit F instructions. After any version of the Report has been redacted, TRail will provide its consent for Reviewer to disclose the Report to GATX, which consent shall not be unreasonably withheld or delayed and shall include an acknowledgement that Reviewer has complied with the requirements of this Agreement. 3. Responsibility. Except for Reviewer s obligations of confidentiality and restricted use expressly set forth herein, Reviewer has no obligation towards TRail in relation to the Services and TRail has no obligation to Reviewer. 4. Confidentiality and Use. Subject to Section 2 of this Agreement, Reviewer agrees to keep confidential the Evaluation Material and shall disclose such information only to its agents and those personnel at Reviewer and its agents who have a need to know such information for performance of the Services, and shall use such Evaluation Material solely for the purpose of performing its Services. Reviewer will be responsible for any 5. Disclosure Required by Law. Notwithstanding anything to the contrary in this Agreement, Reviewer may disclose Evaluation Material that Reviewer is advised by legal counsel that such disclosure is required or compelled by law, statute, rule, or regulation, including any subpoena or other legal process, but only to the extent such law, statute, rule, or regulation, subpoena, or other legal process requires disclosure. To the extent reasonably possible, Reviewer will provide TRail with prompt notice of any request that Reviewer has been advised to disclose Evaluation Material (so long as such notice is not prohibited by such law, statute, rule, or regulation, subpoena or other legal process), so that TRail may have the opportunity to object to the request and/or seek an appropriate protective order. If TRail is unable to obtain or does not timely seek a protective order and Reviewer is legally requested or required to disclose such Evaluation Material, disclosure of such Evaluation Material may be made by Reviewer without liability. 6. Return of Information destroy all Evaluation Material in its possession; provided, however, that Reviewer may keep a set of Evaluation Material in its working papers, reports and copies of information solely and specifically to comply with applicable law, statute, rule, regulation or professional standards promulgated by the AICPA or other regulatory body with jurisdiction. 7. Remedies. Reviewer recognizes the confidential and proprietary nature of the Evaluation Material and acknowledges that, in the event it is determined by a court that a breach of the confidentiality provisions of this Agreement has occurred or is likely to occur, TRail may suffer irreparable harm. Accordingly, TRail shall be entitled to seek preliminary and permanent injunctive relief in the event of a breach or threatened breach of this Agreement, as well as all other applicable remedies at law or equity, including but not limited to injunction or specific performance. 8. Term under this Agreement will terminate five (5) years from the last date that the Services are performed. 9. Governing Law. This Agreement shall be governed and construed pursuant to the laws of the State of Delaware, without giving effect to its conflict-of-laws principles. 10. Agreement. This Agreement constitutes the only agreement between TRail and Reviewer regarding the Evaluation Material and its disclosure and use with respect to the Services, and supersedes any and all prior agreements, arrangements, and understandings between the Parties as to such subject matter. 11. Modification. This Agreement may not be modified, altered, or amended except in a writing signed by the Parties. 12. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile or .PDF) each of which will be deemed an original but all of such counterparts together shall constitute one and the same instrument. IN WITNESS WHEREOF, authorized representatives of the Parties have signed this Agreement as of the ___ day of _________________, 20___. TRINITY RAIL GROUP, LLC [*****] By:____________________________ By:_______________________________ Name:__________________________ Name:_____________________________ Title:___________________________ Title:______________________________

Exhibit G Form of Bill of Sale THIS BILL OF SALE is made and effective this _____ day of ________________, 20___ by TRINITY RAIL GROUP, LLC WITNESSETH: FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10) and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller bargains, grants, nd interest in and to those railcars appurtenances and privileges thereunto belonging or appertaining, for the benefit of Buyer, its successors and assigns, forever. Seller hereby makes such representations and gives such warranties with respect to the Cars as set forth in the Supply Agreement between Buyer and Seller dated __________, 2022, as amended THE WARRANTIES IN THE AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE. IN WITNESS WHEREOF, this Bill of Sale has been executed and delivered effective as of the day and year first written above. TRINITY RAIL GROUP, LLC By:__________________________________________ Name:________________________________________ Title:_________________________________________

SCHEDULE A TO BILL OF SALE I. Invoice No. II. Car Type: III. Quantity of Cars: IV. Car Marks: V. Running Numbers:

Exhibit H

Records

DOCUMENT TYPE	FORMAT REQUIRED	Required for New Built Railcar
Certificate of Construction	Adobe PDF	Yes
Car Specification Sheet - to include Builder file number (BO#)	Microsoft Word or Excel or Adobe PDF	Yes
Drawings- including but not limited to: 1. Arrangement 2. Assembly 3. Part 4. Calculation	One drawing per file in (*.dwg or *.dxf drawing files) Adobe PDF files. Electronic drawing files names to include drawing number, sheet and revision.	All upper level arrangement and assembly drawings used to build the Railcar, in electronic format. Seller will provide Buyer with reasonable access to, but not copies of, parts drawings.
Drawing List	HTML, Adobe PDF, Microsoft Excel or Plain Text (*.txt) file with entries that include the drawing number, sheet, revision and drawing title.	yes
Bill of Materials - to include Builder file number	HTML, Microsoft Word or Excel or Adobe PDF file of the entire BOM.	yes
Specialty List of additional vendor components used to build the car. To include lot and model number for: 1. Trucks 2. Couplers 3. Brakes 4. Running Gear	HTML, Adobe PDF, Microsoft Excel or Plain Text (*.txt) file of the entire Specialty list to include vendor name, component name, component model number, component lot number. Any drawings to follow drawing requirements above.	yes
Photograph - To include one full side and A & B end views.	Digital high resolution color photograph or 8x10 color print.	yes
TCID	Adobe PDF	yes
All tank car tests, acceptance criteria, and records associated with tank car qualification	Adobe PDF	yes

<u>RECORDS REQUIREMENTS:</u>

1. All data listed herein for new built Railcars is to be in electronic format unless otherwise agreed to by Buyer.
2. All electronic Railcar data outlined in this Exhibit will be compiled onto a data CD with all data placed into a folder that carries the name of Document Type listed above, i.e., Drawings, Photos, etc. A sample CD detailing all folders and document formats is available upon request from GATX Rail Engineering. This is a sample of the typical CD contents and folder names. 3. The CD will be presented to Buyer as the close-out package for new built Railcars. 4. The foregoing Records requirements and electronic Railcar data is subject to Instruction (ETSD-15.0

Exhibit I Confidentiality Agreement __________________, § § § Claimant, § § AMERICAN ARBITRATION ASSOCIATION CASE NO. v. § § _______________ __________________, § § § Respondent. § CONFIDENTIALITY AGREEMENT AND AGREED PROTECTIVE ORDER 1. electronic material and documents produced by any Party or non-party in response to discovery in the arbitration proceeding, _______________________, AAA Case No. ________________ (the affidavit, motion, memorandum, pleading, image, or other material presented to the arbitration panel that discloses Discovery Material designated designation. This Agreement shall govern the handling of all such Discovery Material. 2. which has been designated by the produc Attorney Ey Attorney believes contains highly sensitive business or technical information of the producing or designation Party espective affiliates defined as any person or entity (or sub-unit of any entity) that, directly or indirectly through one or more n in the possession of, prepared by, compiled by, or that is used by a Party and (1) is proprietary to or about, or created by a Party; (2) gives a Party some competitive business advantage, the opportunity of obtaining such advantage, disclosure of which would be detrimental to the interest of the Party or contains business planning information; or (3) is not typically disclosed by a Party, or known by persons who are not employed by a Party or are not independent contractors of a Party. Confidential Information is also information regarding former and current employees, officers, and independent contractors of a Party, including information regarding their employment and/or termination therefrom, performance and compensation. Confidential Information shall also include information pertaining to past, current, and potential transactions engaged in or considered by a Party. Confidential Information shall also include any information pertaining to current, former, and prospective customers of a Party. Confidential Information shall also include any financial statements as to a Party to the extent that such information has not already been publicly disclosed. Confidential Information shall also include Agreement dated __________, 2022, as amended, 3. Attorney image, excerpt, or summary thereof shall be delivered or disclosed to any person except as hereafter provided. The contents of any such Confidential Discovery Material shall not be revealed except to persons authorized hereunder and except as so provided. This Agreement does not apply to information furnished by Parties or non-parties that (i) the Receiving Party (as defined below) can demonstrate was in its possession prior to being disclosed by the Producing Party hereunder and the source of the information was not under an obligation of confidentiality to the Producing Party; (ii) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known to the public; (iii) is rightfully obtained from a Third Party not bound under an obligation of confidentiality to the Producing Party; or (iv) is independently developed by the Receiving Party without reference to or use of any Confidential Information. 4. All Confidential Discovery Material produced in the Arbitration shall be used only for the prosecution and/or defense of the Arbitration, and any person in possession of Confidential Discovery Material shall maintain those materials in a reasonably secure manner so as to avoid disclosure of their contents and in a manner no less secure than that used to protect its own information of similar sensitivity or importance. 5. Agreement must be made at or prior to the time of production of documents by, to the extent deemed Confidential. Information provided in electronic format, to the extent possible, should be correspondence between counsel. Discovery Material produced - label of such information in correspondence between counsel or, if the material contains no Bates- label, by describing the information in correspondence between counsel. Discovery Material in so stating on the record at the time of such testimony or in correspondence between counsel delivered within thirty (30) days after a transcript containing such testimony is delivered to the Parties. All testimony shall be treated as Confidential until the expiration of thirty (30) days after a transcript containing such testimony is delivered to the Parties and thereafter only such testimony designated as Confidential in accordance with the foregoing shall be treated as Confidential. 6. The inadvertent or unintentional production of discovery containing Confidential Information that is not designated as Confidential Discovery Material at the time of the production or disclosure shall not be deemed a waiver in whole or in part of a Party either as to the specific discovery produced or as to any other discovery relating thereto or on the same related subject matter. Documents containing Confidential Information inadvertently or unintentionally produced without being designated as Confidential Discovery Material may be retroactively designated by notice in writing of the designated class of each document by Bates number or other adequate description and shall be treated appropriately from the date written notice of the designation is provided to the Receiving Party. To the extent that, prior to such notice, a Party receiving the document or information may have disclosed it to others outside the parameters of this Agreement, the Party shall not be deemed to have violated this Agreement, but the Party shall cooperate with the designating Party ort to retrieve any document or information promptly from such person and to limit any further disclosure pursuant to this Agreement. 7. Receiving Party Confidential Discovery Material, shall notify counsel for the Producing Party in writing of its objection. The Producing Party and the objecting Receiving Party shall attempt to resolve all objections by agreement. If any objections cannot be resolved by agreement, the Receiving Party shall have fourteen (14) business days from the time in which the Receiving Party delivers its written objection to apply to the arbitration panel for a determination as to whether the Confidential designation is appropriate. Until an objection has been resolved by agreement of counsel or by order of the arbitration panel, the Discovery Material shall be treated as Confidential Discovery Material subject to this Agreement. In the event that a Receiving Party fails to apply to the arbitration panel for a determination as to whether the Confidential designation is appropriate within fourteen (14) business days of delivery of the written objection, the Discovery Material to which the Receiving Party objected shall be treated as Confidential Discovery Material. The burden of proof in any proceeding regarding whether the designation of any ate is at all times on the Party designating the document as 8. No Receiving Party shall disclose, summarize, describe, characterize, or otherwise communicate Confidential Discovery Material except as permitted by this Agreement. Confidential Discovery Material shall not be disclosed, summarized, described, characterized, or otherwise communicated in any way to anyone except: a. The arbitration panel, all arbitration personnel (including all court reporters employed in connection with this action) and all mediators; b. Counsel of record in this action, and attorneys, paralegals, and other persons employed or retained by such counsel who are assisting in the conduct of this action; c. Employees of the Parties or their Affiliates; d. Actual and potential witnesses and deponents (and their counsel); e. Experts, consultants and/or litigation support personnel (and employees of such experts or consultants) who are not employees of any Party and who are retained or consulted for the purpose of being retained by any Party in connection with this action; f. written agreement; and g. Any person who was either an original author or recipient of a document containing or constituting the Confidential Discovery Material. All persons to whom Confidential Discovery Material is disclosed pursuant to Paragraphs 8 (c)- (g) above shall, prior to disclosure: (i) be advised that the Discovery Material is being disclosed pursuant to and subject to the terms of this Agreement and may not be disclosed other than pursuant to the terms hereof; and (ii) expressly agree to be bound by the terms of the Agreement. Execution of an Acknowledgement in the form attached hereto as Exhibit I-1 shall evidence such notification and agreement.

9. All pleadings, including appendices that attach Confidential Discovery Material as evidence and are presented to the arbitration panel shall be delivered in sealed envelopes marked with the style and number of this action. 10. to any discovery or to object to the authenticity or admissibility of any evidence. 11. This Agreement will continue to be binding throughout and after the final disposition of this action. Within ninety (90) days after receiving notice of the entry of an award, order, judgment or decree finally disposing of this action, all persons having received Confidential Discovery Material will either return all Confidential Discovery Material and any copies thereof (including summaries and excerpts) to the opposing Party or its attorney or destroy all such Confidential Discovery Material and certify in writing to the opposing Party and its attorney to that fact. With regard to electronic copies of Confidential Discovery Material, there is no obligation to return or destroy copies that are not reasonably accessible because of undue burden or cost. 12. This Agreement shall not be construed to affect in any way the use, presentation, introduction, or admissibility of any document, testimony, or other evidence at a deposition, trial, or hearing in this arbitration; provided that any Party may ask the arbitration panel to hold any proceeding in this action in camera on the grounds that such proceeding will involve or relate to Confidential Discovery Material. 13. Nothing in this Agreement shall operate to require the production of documents, testimony, and other materials and information that are privileged or otherwise protected from discovery. 14. If any Party to this Agreement (a) is subpoenaed in another action, or (b) is served with a demand in another action to which he or it is a Party, or (c) is served with any other legal process by one not a party to this litigation seeking Confidential Discovery Material, the Receiving Party shall give written notice to the Producing Party of such subpoena, demand, or legal process within five (5) business days of receipt, and shall not produce any Discovery Material, unless

Court-ordered, for a period of at least ten (10) business days after providing the required notice to Producing Party. If, within ten business (10) days of receiving such notice, the Producing Party gives notice to the Receiving Party that the Producing Party opposes production of its Confidential Discovery Material, the Receiving Party shall not thereafter produce such Confidential Discovery Material except pursuant to a Court order requiring compliance with the subpoena, demand, or other legal process. The Producing Party shall be solely responsible for asserting any objection to the requested production. Nothing herein shall be construed as requiring the Receiving Party to challenge or appeal any order requiring production of Confidential Discovery Material covered by this Agreement, or to subject himself or itself to any penalties for compliance with any legal process or order, or to seek any relief from the arbitration panel. Nothing herein shall prohibit the Receiving Party from producing Confidential Discovery Material to any law enforcement or ng Party and after providing the Producing Party a reasonable opportunity to object to such production, provided that the production of any 15. The Receiving Party may not disclose, summarize, describe, characterize, or Attorney Eyes paragraphs 8(a), 8(b) and 8(e), who are the only persons allowed to review such material. This category of documents is reserved for a very select group of documents and information and may only be used for that group of documents that have not been disclosed to the public and that, if disclosed to the public, may cause irreparable harm or damage to a Party. The procedures for designating documents (paragraph 5), objecting to any designation (paragraph 7), designating deposition testimony as confidential (paragraphs 1 and 5) al (paragraph 9), shall apply to documents Parties have to agree to permit retroactive designation (paragraph 6), to notify the other Party of a subpoena or order (paragraph 14) and to return or destroy documents (paragraph 11) shall apply 16. The rights and obligations of the Parties to this Agreement are in addition to and not in lieu of the rights and obligations of the Parties pursuant to the Supply Agreement, including, without limitation, Section 21.4 thereof, which shall remain in full force and effect in accordance with the terms thereof. The provisions of this Agreement may be modified only upon written agreement of the Parties. AGREED: Claimant ___________________________ ___________________________________ By: ________________________________ Respondent ___________________________ ___________________________________ By: ________________________________

EXHIBIT I-1 ACKNOWLEDGEMENT 1. My name is _______________________________________________________. I live at______________________________________________________________________. 2. I am aware that the Confidentiality Agreement and Agreed Protective Order (the Agreement and Order have been entered in the Arbitration styled: ________________________, AAA Case No. __________________ and a copy of the Agreement and Order have been given to me. 3. I agree and promise that any documents, information, materials, or testimony, which are protected under the Agreement and Order entered in this case and designated as above-captioned matter. 4. I agree and promise that I will not disclose or discuss such protected materials with any person other than those individuals permitted by the Agreement and Order to review such materials. 5. I understand and agree that any use of such confidential documents, information, materials, or testimony obtained by me (or any portions or summaries thereof) in any manner contrary to the provisions of the Agreement and Order may cause damage to one or more of the Parties to the Arbitration and that I may be held responsible in a court of law for causing such damage. __________________________________ Signature Printed Name:______________________ SWORN TO AND SUBSCRIBED BEFORE ME this _________ day of ____________, 20____. __________________________________ NOTARY PUBLIC, STATE OF ________. __________________________________ NOTARY S PRINTED NAME MY COMMISSION EXPIRES:___________________

Exhibit J Default Order Instructions (I) Default Scheduled Car Order Instructions In the event that Buyer fails to place one or more Orders for all or any portion of the Scheduled Cars necessary to meet a Monthly Order Quantity by the applicable deadline, Seller Quantity by the applicable deadline. All of such Railcars shall be the following Railcar Type: Railcar Type [*****] Seller Specification No. [*****] Gross Rail Load [*****] Typical Commodity [*****] Car Class [*****] (II) Default Unscheduled Car Order Instructions In the event that Buyer fails to place one or more Orders for all or any portion of the Unscheduled Cars required to be Ordered during an Order Year by the first day of the last month behalf the number of Railcars necessary to fulfill the Unscheduled Car requirement for such Order Year. All of such Railcars shall be the following Default Unscheduled Tank Car Type up to and including five hundred (500) of the one thousand five hundred (1,500) Unscheduled Cars required to be Ordered during an Order Year in accordance with Section 9.1.3 and after such five hundred (500) tank car threshold has been met, any remaining Railcars to fulfill the one thousand five hundred (1,500) total Unscheduled Cars for such Order Year shall be the following Default Unscheduled Freight Car Type: Railcar Type [*****] Seller Specification No. [*****] Gross Rail Load [*****] Typical Commodity [*****] Car Class [*****] Railcar Type [*****] Seller Specification No. [*****] Gross Rail Load [*****] Typical Commodity [*****] Car Class [*****]

Exhibit K [Date] [Customer] [Address] Description of Railcar Types: Railcar Type Quantity: Estimated Base Sales Price (per Railcar): $ Estimated Scrap Surcharges (Included in Price): $ Alternates: 1. 2. Total Alternates: $ $ conditions of the Supply Agreement dated __________, 2022, as amended. Delivery: Commencing ______________

Exhibit L Form of Invoice

Exhibit M [*****]

[*****]